Exhibit (a)(1)(E)

Confirmation E-mail to Eligible Employees who Elect to Participate in the Offer to Exchange

Certain Options for New Options

Active Power, Inc. (“Active Power”) has received your election by which you elected to have some or all of your outstanding eligible options (those options with an exercise price equal to or greater than $0.95 per share, granted on or before July 15, 2008, and that remain outstanding through the expiration date of the offer) cancelled in exchange for new options, subject to the terms and conditions of the offer.

If you change your mind, you may withdraw your election as to some or all of your eligible options by submitting a properly completed and signed withdrawal form. A properly completed and signed withdrawal form must be delivered via fax or email no later than 5:00 p.m., Central Time, on the offer expiration date, currently expected to be August 13, 2009, to:

Jennifer Crow

Finance Manager

Active Power, Inc.

Fax: (512) 836-4511

Email: jennifercrow@activepower.com

You also may elect to include additional eligible options in the offer by submitting a new election form that lists all of the eligible options you wish to have included in the offer. Only responses that are properly completed, signed, dated and actually received by Active Power via fax or email before the offer expires will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Jennifer Crow

Finance Manager

Active Power, Inc.

Phone: (512) 744-9254

Fax: (512) 836-4511

Email: jennifercrow@activepower.com

Please note that our receipt of your election form is not by itself an acceptance of the eligible options for exchange. For purposes of the offer, Active Power will be deemed to have accepted eligible options for exchange that are validly tendered and not properly withdrawn as of when Active Power gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, email or other method of communication. Active Power’s formal acceptance of the properly tendered eligible options is expected to take place shortly after the end of the offer period.

This notice does not constitute the Offer to Exchange Certain Options for New Options (referred to as the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the email from James Clishem, our President and Chief Executive Officer, dated July 16, 2009; (3) the election form, together with its associated instructions; and (4) the withdrawal form, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov, or by contacting:

Jennifer Crow

Finance Manager

Active Power, Inc.

Phone: (512) 744 9254

Fax: (512) 836 4511

Email: jennifercrow@activepower.com

If you have any questions, please direct them to:

John K. Penver

Chief Financial Officer

Active Power, Inc.

Tel: (512) 744-9234

Fax: (512) 836-4511

Email: johnpenver@activepower.com

Confirmation E-mail to Eligible Employees who Withdraw their Options from the Offer to Exchange

Certain Options for New Options

Active Power, Inc. (“Active Power”) has received your withdrawal form by which you rejected Active Power’s offer to exchange some or all of your outstanding eligible options for new options. Please note that eligible options you did not elect to withdraw, if any, on your withdrawal form remain elected for exchange in accordance with the election form previously submitted by you.

If you change your mind and decide that you would like to participate in this offer with respect to some or all of your withdrawn options or other eligible options not subject to a current election, you must deliver a new, properly completed election form via fax or email no later than 5:00 p.m., Central Time, on the offer’s expiration date, currently expected to be August 13, 2009, to:

Jennifer Crow

Finance Manager

Active Power, Inc.

Fax: (512) 836-4511

Email: jennifercrow@activepower.com

If you submit a new election form, any previously submitted election form and/or withdrawal form will be disregarded, so your new election form must list all of the eligible options you wish to exchange. Only responses that are complete and actually received by Active Power before the offer expires will be accepted. Responses submitted by any other means, including hand delivery, interoffice and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

John K. Penver

Chief Financial Officer

Active Power, Inc.

Tel: (512) 744-9234

Fax:(512) 836-4511

Email: johnpenver@activepower.com

This notice does not constitute the Offer to Exchange Certain Options for New Options (referred to as the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the email from James Clishem, our President and Chief Executive Officer, dated July 16, 2009; (3) the election form, together with its associated instructions; and (4) the withdrawal form, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov, or by contacting:

Jennifer Crow

Finance Manager

Active Power, Inc.

Phone: (512) 744-9254

Fax: (512) 836-4511

Email: jennifercrow@activepower.com